Exhibit 7

                      CONFIDENTIALITY AGREEMENT

     This CONFIDENTIALITY AGREEMENT (the "Agreement") is executed as of the 22nd day of January, 1995 by and among Dr. Pepper/Seven-Up
Companies, Inc. (together with its subsidiaries, the "Company") and Cadbury Schweppes plc (together with its subsidiaries, the "undersigned").

     WHEREAS, the Company possesses certain information which is either non-public, confidential or proprietary in nature which includes, but is not limited to, information of both an operational and financial nature relating to its operations; and

     WHEREAS, the undersigned is considering a possible transaction with the Company and/or its shareholders, and the Company desires to provide the undersigned access to information to aid the undersigned in reaching a decision concerning such possible transaction; all information furnished to the undersigned, its directors, officers, employees, agents or representatives, including without limitation, its attorneys, accountants, consultants and financial advisors (collectively, "representatives"), whether such information was furnished prior to or after the date of this Agreement, and all analyses, compilations, data, studies or other documents prepared by the Company or its financial advisors or their representatives, or by the undersigned, or by its representatives, containing or based upon, in whole or in part, any such furnished information is hereinafter referred to as the "Information."

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the undersigned and the Company hereby agree as follows:

     1. The Company, directly or through its representatives, shall disclose to the undersigned such of the Information as it deems necessary to enable the undersigned to consider a possible transaction with the Company (the "Permitted Use"). Although the
Company has endeavored to include in the Information those materials which are believed to be reliable and relevant for the purpose of the undersigned's evaluation, the undersigned acknowledges that neither the Company nor its financial advisors, or any of their respective representatives or affiliates, makes any representation or warranty as to the accuracy or completeness of the Information. Additionally, the undersigned agrees that neither the Company nor its financial advisors, or any of their respective representatives or affiliates, shall have any liability to the undersigned or to any of its representatives as a result of the use of the Information, it being understood that only those particular representations and warranties which may be made to the undersigned by the Company in a definitive agreement, when, as and if it is

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executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect. The undersigned shall accept and hold such Information in confidence in accordance with the provisions of this Agreement.

     2. The Information will be kept confidential and, without the prior written consent of the Company, the undersigned and its representatives shall not: (i) copy, reproduce, distribute or disclose to any person, firm or corporation any of the Information, or any facts related thereto, in any manner whatsoever; (ii) permit any such third party to have access to such Information (other than as permitted below); or (iii) use such Information for any purpose other than the Permitted Use. Notwithstanding the preceding sentence of this Paragraph 2, the undersigned may transmit the Information to, but only to, its representatives who need to know the Information for the sole purpose of the Permitted Use, including but not limited to its financial, accounting and legal advisors, provided such representatives shall (a) be advised by the undersigned of this Agreement and (b) agree with the undersigned to be bound by the provisions hereof. The undersigned shall be responsible for any unauthorized disclosure of Information or breach of this Agreement by its representatives.

     3. This Agreement shall be inoperative as to such portions of the Information which:

          (a) Has entered the public domain through no fault or action by the undersigned;

          (b) Is rightfully available to the undersigned on a non-confidential basis prior to its disclosure hereunder;

          (c) Becomes rightfully available to the undersigned on a non-confidential basis from any third party, the disclosure of which to the undersigned does not violate any contractual or legal obligation such third party has to the Company of which the undersigned is aware with respect to such Information; or

          (d) Is required to be disclosed by the undersigned by law, regulation, administrative or court order, subject to the provisions of Paragraph 8 of this Agreement.

     4. For the purpose of complying with the obligations set forth herein, the undersigned shall use efforts fully commensurate with those which the undersigned employs for the protection of corresponding information of the undersigned.

     5. Without the prior written consent of the other party hereto or except as required by law, regulation, stock exchange listing agreement, administrative or court order or in connection with discussions with potential financing sources who agree to be bound by this Agreement or discussions with regulatory agencies with respect to such financing or regulatory agencies with respect to antitrust matters or unless either party provides to the other at least four hours prior notice of its intent to make any disclosure referred to in this paragraph, neither party hereto (nor their respective representatives) will disclose to any other person that the Information has been made available, that discussions or negotiations are taking place concerning a possible transaction with the Company, or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof or the terms of this Agreement; provided, that, either party hereto may disclose any of the information contained in the undersigned's Amendment No. 5 to the Schedule 13D relating to the Company and filed on January 23, 1995. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any individual, corporation, company, group, partnership or other entity.

     6. The undersigned hereby acknowledges that it is aware, and that it will advise its agents and representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     7. It is understood and agreed that in the event of any breach of this Agreement, the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement. The undersigned also agrees to reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred by it in enforcing the undersigned's obligations hereunder.

     8. In the event that the undersigned or anyone to whom it transmits the information pursuant to this Agreement becomes legally compelled by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to disclose any of the Information, the undersigned will provide the Company with prompt written notice (in any event within three business days after receipt of such request or learning of such requirement) so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the undersigned or its representatives will furnish only that portion of the Information which is legally required and the undersigned will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded any information so furnished.

     9. The undersigned shall keep a record of each location of the Information or any excerpts thereof. If the undersigned determines that it does not wish to enter into a transaction with the Company, it will promptly advise the Company and its representatives of that fact. In such case, or in the event that the undersigned does not effect a transaction with the Company after the Information is furnished to the undersigned, or if the Company requests it for any reason whatsoever, the undersigned will, upon the Company's request, promptly deliver (in any event within five business days after receipt of such request) to the Company all documents furnished by the Company or its representatives to the undersigned or its representatives constituting the Information, without retaining copies thereof. In such event, all other documents constituting or containing the Information (whether prepared by the Company or the undersigned, or their respective representatives) will be destroyed. Such return or destruction, however, shall not abrogate the continuing obligations of the undersigned under this Agreement.

     10. It is understood that this Agreement does not obligate the undersigned or the Company to enter into further agreements. Unless and until a definitive agreement regarding a transaction between the Company and the undersigned has been executed, neither the Company nor the undersigned will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement except for the matters specifically agreed to herein. The undersigned further acknowledges and agrees that the Company reserves the right, in its sole discretion, to reject any
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and all proposals made by the undersigned or any of its
representatives with regard to a transaction between the Company and the undersigned, and to terminate discussions and negotiations with the undersigned at any time.

     11. This Agreement shall remain in effect for a period of three (3) years from the date hereof. Until January 30, 1996, the undersigned agrees that neither it nor any of its representatives will solicit or employ any of the current officers or senior employees of the Company so long as they are employed by the Company without obtaining the prior written consent of the Company.

     12. Any consent or waiver of compliance with any provisions hereof shall be effective only if in writing and signed by the Company. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     13. If any provision hereof should be determined to be void or unenforceable in any jurisdiction, the validity and effectiveness of such provision in any other jurisdiction, and the validity and effectiveness of the remaining provisions, shall not be affected.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


DR PEPPER/SEVEN-UP COMPANIES,      CADBURY SCHWEPPES plc
INC.

By:  /s/ Nelson A. Bangs             By: /s/ Henry Udow
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Name:  Nelson A. Bangs             Name:  Henry Udow
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Its:   Vice President              Its:   Authorized Signatory
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